UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 5, 2006
Date of Report (Date of earliest event reported)

TRITON RESOURCES, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-51261	20-1147435
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#205 – 1480 Gulf Road
Point Roberts, WA	98281
(Address of principal executive offices)	(Zip Code)

(360) 927-7354
Registrant's telephone number, including area code

7363 – 146A Street
Surrey, British Columbia, Canada V3S 8Y8
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

_____ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

_____ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

_____ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

_____ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 4 – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS.

ITEM 4.01	CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

On June 5, 2006, Triton Resources, Inc. (the “Company”) engaged Davidson & Company, Chartered Accountants (“Davidson”), as its principal independent accountants. On the same date, the Company advised Amisano Hanson, Chartered Accountants (“Amisano Hanson”), that it was dismissed as the Company’s independent accountants. The Company’s Board of Directors approved the engagement of Davidson and the dismissal of Amisano Hanson by written resolution.

The Company engaged Amisano Hanson on February 28, 2006 to be its principal independent accountants for the fiscal year ending October 31, 2006, but, as a result of the acquisition of Skyflyer Technology GmbH on April 7, 2006 and the resulting change of control, the new Board of Directors decided to engage the services of Davidson to serve as the Company’s principal independent accountants. Accordingly, Amisano Hanson never reported on the financial statements of the Company.

There were no disagreements between the Company and Amisano Hanson on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Amisano Hanson, would have caused them to make reference to the subject matter of the disagreement in connection with a report on the Company’s financial statements.

The Company has provided Amisano Hanson with a copy of this report and has requested in writing that Amisano Hanson provide a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. A copy of Amisano Hanson’s letter is filed as an exhibit to this report.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits

Exhibit
Number	Description of Exhibit

16.1	Letter of Amisano Hanson

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRITON RESOURCES, INC.

Date: June 5, 2006

	By:	/s/ Rolf G. Horchler
Rolf G. Horchler
Chief Executive Officer, Chief Financial Officer,
President, and Director